LETTER OF TRANSMITTAL

To Tender Preferred Shares (Designated Auction-Rate Preferred  Shares Series M, Series T, Series W, Series TH and Series F)

of

PIMCO Income Strategy Fund II

Pursuant to the Offer to Purchase

Dated September 19, 2014

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 31, 2014, UNLESS THE OFFER IS EXTENDED.

The Tender Agent for the Offer is:

Deutsche Bank Trust Company Americas

Delivery by First Class Mail, By Registered, Certified or Express Mail, By Overnight Courier, or By Hand should be directed to:

DB Services Americas, Inc.

Attention: Reorg. Department

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal relates to the offer by PIMCO Income Strategy Fund II (the “Fund”), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended, to purchase for cash up to 100% of its outstanding preferred shares of beneficial interest, par value $0.00001 per share and liquidation preference of $25,000 per share, designated Auction-Rate Preferred Shares Series M, Series T, Series W, Series TH or Series F (the “Preferred Shares”) upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 19, 2014 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal, which, together with the Offer to Purchase, each as amended or supplemented from time to time, together constitute the “Offer.”

DESCRIPTION OF PREFERRED SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Series M Preferred Shares Tendered* (attach Additional Signed List if Necessary)	Series T Preferred Shares Tendered* (attach Additional Signed List if Necessary)	Series W Preferred Shares Tendered* (attach Additional Signed List if Necessary)

	1 ☐ All	1 ☐ All	1 ☐ All

	2 ☐ Partial:	2 ☐ Partial:	2 ☐ Partial:

	Series TH Preferred Shares Tendered* (attach Additional Signed List if Necessary)	Series F Preferred Shares Tendered* (attach Additional Signed List if Necessary)

	1 ☐ All	1 ☐ All

	2 ☐ Partial:	2 ☐ Partial:
* Unless otherwise indicated, it will be assumed that all (and not partial) Series M, T, W, TH and/or F Shares are being tendered. See Instruction 3.

If you wish to tender all or any portion of your Series M, T, W, TH, or F Preferred Shares of the Funds, you should either:

•	tender your Series M, T, W, TH and/or F Preferred Shares pursuant to the procedure for book-entry tender set forth in Section 3 of the Offer to Purchase; or

•	request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Preferred Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such person if you desire to tender your Preferred Shares.

If you desire to tender Series M, T, W, TH and/or F Preferred Shares and such Series M, T, W, TH and/or F Preferred Shares cannot be delivered to the Tender Agent or you cannot comply with the procedure for book-entry transfer or your other required documents cannot be delivered to the Tender Agent, in any case, by the expiration of the Offer, you must tender such Series M, Series T, Series W, Series TH or Series F Preferred Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Questions and requests for assistance or for additional copies of this Letter of Transmittal, the Offer to Purchase or the Notice of Guaranteed Delivery or the Notice of Withdrawal may be directed to Deutsche Bank Trust Company Americas (“Tender Agent”), whereby the Tender Agent will fulfill the roll of information agent, depositary, and rights agent, at its address or telephone number set forth on the first page of this Letter of Transmittal.

ADDITIONAL INFORMATION REGARDING TENDERED PREFERRED SHARES

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Name of Tendering Institution

Account Number

Transaction Code Number

Contact Person in Auction Department of Tendering Institution*

Email Address of Contact Person in Auction Department*

Broker-Dealer who submits auction instructions to the Auction Agent on your behalf

☐	CHECK HERE IF TENDERED PREFERRED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT OR CONCURRENTLY BEING SENT TO THE TENDER AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Holder(s) of Preferred Shares

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

*	If there is no established Auction Department, please include contact information for the party that submits auction instructions for Preferred Shares.

Ladies and Gentlemen:

The undersigned hereby tenders to PIMCO Income Strategy Fund II, a Massachusetts business trust (the “Fund”), the above-described preferred shares of beneficial interest, par value $0.00001 per share and liquidation preference of $25,000 per share, designated Auction-Rate Preferred Shares Series M, T, W, TH and/or Series F, pursuant to the Fund’s offer to purchase up to 100% of its outstanding Preferred Shares, upon the terms and subject to the conditions set forth in the Fund’s Offer to Purchase dated September 19, 2014 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and this Letter of Transmittal (the “Letter of Transmittal”) which, together with the Offer to Purchase, each as amended or supplemented from time to time, constitutes the “Offer.” The price to be paid for the Preferred Shares is an amount per share, net to the seller in cash, equal to 90% of the liquidation preference of $25,000 per share (or $22,500 per share, the “Closing Amount”), plus any unpaid dividends accrued through the Expiration Date (as defined in the Offer to Purchase), and one non-transferrable contingent payment right (“CPR”), which represents the contractual right to receive the CPR Payment (as defined herein), if any, less any applicable withholding taxes and without interest, and subject to the conditions set forth in the Offer, if properly tendered and not withdrawn prior to the Expiration Date. If the Fund repurchases or redeems Preferred Shares, other than (w) a mandatory redemption pursuant to Section 11.4(a)(ii) of the Fund’s bylaws (a “Mandatory Redemption”) and (x) any Preferred Shares purchased by the Fund pursuant to the Offer, prior to the close of business on the 365th day following the Expiration Date of the Offer (the “CPR Period”) at a price per Preferred Share greater than the Closing Amount (the amount of such price differential per share paid by the Fund, the “Additional Amount”), the Fund shall pay to each CPR holder of the Fund an amount equal to (y) the number of CPRs of the Fund held by such holder multiplied by (z) the Additional Amount paid by the Fund (the “CPR Payment”). The Offer by the Fund is not conditioned on any minimum number of Preferred Shares being validly tendered and not withdrawn prior to the expiration of the Fund’s offer but is subject to other conditions as outlined in the Offer and in the related Letter of Transmittal. The Fund does not intend to repurchase or redeem any additional Preferred Shares during the CPR Period.

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Preferred Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Preferred Shares that is being tendered hereby and appoints the Tender Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Preferred Shares, with full knowledge that the Tender Agent also acts as the agent of the Fund, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(i)	transfer ownership of such Preferred Shares on the account books maintained by the Book-Entry Transfer Facility (as defined in the Offer to Purchase), as applicable, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Fund;

(ii)	present such Preferred Shares for transfer on the books of the Fund; and

(iii)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby covenants, represents and warrants to the Fund that:

(i)	the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Shares tendered hereby and that when and to the extent the same are accepted for payment by the Fund, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interest, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Preferred Shares and not subject to any adverse claims;

(ii)	the undersigned understands that tenders of Preferred Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the Offer;

(iii)	the undersigned will, upon request, execute and deliver any additional documents deemed by the Tender Agent or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the Preferred Shares tendered hereby; and

(iv)	the undersigned has read, understands and agrees to all the terms of the Offer.

All authority herein conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The purchase price of each Preferred Share will equal 90% of the liquidation preference of $25,000 per share (or $22,500 per share), plus any unpaid dividends accrued through the Expiration Date, and one non-transferrable CPR, less any applicable withholding taxes and without interest. All Preferred Shares validly tendered on or before the Expiration Date of the Offer and not properly withdrawn will be purchased, subject to the terms and conditions of the Offer. If any tendered Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, such Preferred Shares will be returned without expense to the holder of Preferred Shares (“Preferred Shareholder”) in accordance with Section 5 of the Offer to Purchase.

The undersigned understands that tenders of Preferred Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will the Fund pay interest on the purchase price or any CPR Payment, including, without limitation, by reason of any delay in making payment.

The undersigned recognizes that, under the circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Offer; may postpone the acceptance for payment of, or the payment for, Preferred Shares tendered; or may accept for payment fewer than all of the Preferred Shares tendered.

The undersigned understands that the CPRs will not be transferable except on death by will or intestacy or by operation of law. The undersigned further understands that the CPRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Fund. No interest will accrue or be payable in respect of any of the amounts that may become payable on the CPRs. All payments regarding the CPRs will be paid as directed herein for payment of the Closing Amount and the CPR register maintained by the Tender Agent will enter the CPRs in the name(s) and address(es) appearing on the cover page of this Letter of Transmittal for each registered holder. The undersigned understands and agrees that the CPRs will be so registered and paid.

Checks for the Closing Amount will be issued and mailed and any Certificate(s) not tendered or not accepted for payment will be issued or returned in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Any Shares tendered herewith by book-entry transfer that are not accepted for payment will be credited back to the account at the Book-Entry Transfer Facility designated above.

SIGN HERE

(Please complete and return the Form W-9 attached)*

(Signature(s) of Owners)

Dated:

Name(s):

(Please Print)

Capacity (full title and location signed):

Address:

(Include Zip Code)

Area Code and Telephone Number:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and location of signing and see Instruction 4.)

Guarantee Of Signature(s) (See Instructions 1 and 4)

Authorized Signature:

Name:

Title:

(Please Type or Print)

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone No.:

Dated:

*	A non-U.S. Preferred Shareholder should NOT complete and return the attached Form W-9, but should instead contact the Tender Agent or its broker, dealer, commercial bank, trust company or other nominee for the appropriate certification (e.g., W-8BEN, W-8BEN-E, W-8ECI or W-8EXP). A non-U.S. Preferred Shareholder is any shareholder other than (i) a citizen or resident of the U.S., (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes), partnership or other entity created or organized in or under the laws of the U.S., any State or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the source of the income, or (iv) a trust if it (x) is subject to the supervision of a court within the U.S. and one or more U.S. persons has the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Form W-9	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.
(Rev. August 2013)
Department of the Treasury
Internal Revenue Service

Name (as shown on your income tax return)
Business name/disregarded entity name, if different from above
Check appropriate box for federal tax classification:					Exemptions (see instructions):
☐ Individual/sole proprietor	☐ C Corporation	☐ S Corporation	☐ Partnership	☐ Trust/estate
Exempt payee code (if any)
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶					Exemption from FATCA reporting
code (if any)
☐ Other (see instructions) ▶
Address (number, street, and apt. or suite no.)				Requester’s name and address (optional)
City, state, and ZIP code

List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)
Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line		Social security number
to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other			–	–
entities, it is your employer identification number (EIN). If you do not have a number, see How to get a
TIN on page 3.
Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose		Employer identification number
number to enter.
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below), and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at www.irs.gov/w9. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form

W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

• An estate (other than a foreign estate), or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

Cat. No. 10231X	Form W-9 (Rev. 8-2013)

Form W-9 (Rev. 8-2013)	Page 2

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships on page 1.

What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulation section 301.7701-2(c)(2)(iii). Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Note. Check the appropriate box for the U.S. federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the U.S. federal tax classification in the space provided. If you are an LLC that is treated as a partnership for U.S. federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation, as appropriate. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for U.S. federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Other entities. Enter your business name as shown on required U.S. federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/disregarded entity name” line.

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the Exemptions box, any code(s) that may apply to you. See Exempt payee code and Exemption from FATCA reporting code on page 3.

Form W-9 (Rev. 8-2013)	Page 3

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2 – The United States or any of its agencies or instrumentalities

3 – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities

5 – A corporation

6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7 – A futures commission merchant registered with the Commodity Futures Trading Commission

8 – A real estate investment trust

9 – An entity registered at all times during the tax year under the Investment Company Act of 1940

10 – A common trust fund operated by a bank under section 584(a)

11 – A financial institution

12 – A middleman known in the investment community as a nominee or custodian

13 – A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for .. . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except
for 7
Broker transactions	Exempt payees 1 through 4 and 6
through 11 and all C corporations. S
corporations must not enter an exempt
payee code because they are exempt
only for sales of noncovered securities
acquired prior to 2012.
Barter exchange transactions and	Exempt payees 1 through 4
patronage dividends
Payments over $600 required to be	Generally, exempt payees
reported and direct sales over $5,000[1]	1 through 5[2]
Payments made in settlement of	Exempt payees 1 through 4
payment card or third party network transactions
[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.
[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B – The United States or any of its agencies or instrumentalities

C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G – A real estate investment trust

H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I – A common trust fund as defined in section 584(a)

J – A bank as defined in section 581

K – A broker

L – A trust exempt from tax under section 664 or described in section 4947(a)(1)

M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

Form W-9 (Rev. 8-2013)	Page 4

What Name and Number To Give the Requester
For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee [1] The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	Give name and EIN of:
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s SSN.
[3]	You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.
[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

    To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.